SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 19, 2006

Commission File Number	Registrant, State of Incorporation, Address of Principal Executive Offices and Telephone Number	I.R.S. Employer Identification Number

1-08788	SIERRA PACIFIC RESOURCES Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0198358

0-00508	SIERRA PACIFIC POWER COMPANY Nevada P.O. Box 10100 (6100 Neil Road) Reno, Nevada 89520-0400 (89511) (775) 834-4011	88-0044418
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sierra Pacific Resources/Sierra Pacific Power Company
Section 8—Other Events
Item 8.01 Other Events
On December 19, 2006, Sierra Pacific Resources (SPR) closed the previously announced sale of its 50 percent interest in the Tuscarora Gas Transmission Company to TC PipeLines, LP, a subsidiary of TransCanada Corporation, for approximately $100 million. TC PipeLines, LP will immediately assume 49 percent of SPR’s 50 percent share in the pipeline company and have the option to acquire the additional 1 percent at a future date.
A subsidiary of TransCanada Corporation, TC PipeLines becomes the new operator of the Tuscarora Gas Transmission Company’s 240-mile natural gas pipeline from Malin, Oregon to Reno, Nevada.
The primary customer for natural gas transportation on the Tuscarora pipeline will remain Sierra Pacific Power Company, SPR’s utility in northern Nevada. Rates charged for pipeline service are set by the Federal Regulatory Energy Commission in Washington, D.C.
A copy of the press release announcing the transaction is filed herewith as Exhibit 99.1.
Section 9—Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1 Press Release dated December 19, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

Sierra Pacific Resources (Registrant)
Date: December 20, 2006	By:	/s/ John E. Brown
John E. Brown
Controller

Sierra Pacific Power Company (Registrant)
Date: December 20, 2006	By:	/s/ John E. Brown
John E. Brown
Controller